Exhibit 99.1

News Release

Puma Biotechnology Reports Fourth Quarter and Full Year 2013

Financial Results

LOS ANGELES, Calif., March 3, 2014 – Puma Biotechnology, Inc. (NYSE: PBYI), a development stage biopharmaceutical company, announced financial results for the fourth quarter and year ended December 31, 2013.

Unless otherwise stated, all comparisons are for the fourth quarter and full year 2013, compared to the fourth quarter and full year 2012, respectively.

Based on accounting principles generally accepted in the United States (GAAP), Puma reported a net loss applicable to common stock of $16.0 million, or $0.56 per share, for the fourth quarter of 2013, compared to a net loss of $21.9 million, or $0.83 per share, for the fourth quarter of 2012. Net loss applicable to common stock for the full year 2013 was $54.6 million, or $1.90 per share, compared to $74.3 million, or $3.42 per share, for the full year 2012.

Adjusted net loss applicable to common stock was $13.3 million, or $0.46 per share, for the fourth quarter of 2013, compared to adjusted net loss applicable to common stock of $6.6 million, or $0.25 per share, for the fourth quarter of 2012. Adjusted net loss applicable to common stock for the full year 2013 was $46.8 million, or $1.63 per share, compared to $16.8 million, or $0.77 per share, for the full year 2012. Adjusted net loss applicable to common stock excludes stock-based compensation expense and external costs associated with ongoing clinical trials of our lead product candidate, PB272 (neratinib (oral)), that Puma assumed from a licensor and which it refers to as the licensor legacy clinical trials. For a reconciliation of adjusted net loss applicable to common stock to reported net loss applicable to common stock, please see the financial tables at the end of this news release.

Net cash used in operating activities for the fourth quarter of 2013 was $13.6 million. Net cash used in operating activities for the full year 2013 was $55.0 million. Net cash burn was approximately $11.7 million for the fourth quarter of 2013 and $53.5 million for the full year 2013. At December 31, 2013, Puma had cash and cash equivalents of $43.0 million and marketable securities of $40.9 million, compared to $137.4 million of cash and cash equivalents at December 31, 2012. As previously noted, Puma’s license agreement for PB272 established a limit on the Company’s expenses related to the licensor legacy clinical trials. Puma reached this limit, or cap, during the fourth quarter of 2012; therefore, the licensor is responsible for expenses related to the legacy clinical trials until such trials are completed. The license agreement requires the Company to bill the licensor quarterly for external “out-of-pocket” costs in excess of the cap cost. At December 31, 2013, the Company reported a receivable of approximately $9.8 million associated with outstanding invoices to the licensor.

“2013 brought many significant achievements and advancements for Puma, as PB272 entered into Phase III clinical trials and we initiated numerous trials of the drug in tumors with HER2 mutations, including a randomized Phase II study in patients with HER2 mutated non-small cell lung cancer and a Phase II trial in patients with solid tumors that have an activating mutation in HER2 (basket trial),” said Alan H. Auerbach, Chief Executive Officer and President of Puma. “We also reported that PB272 graduated from the neoadjuvant breast cancer trial (I-SPY 2 TRIAL) for patients with the HER2-positive/hormone receptor negative signature and that for the patients in the trial who were HER2-positive (including those who were either hormone receptor-positive or negative), treatment with the neratinib-containing regimen also resulted in a higher pathological complete response rate compared to the Herceptin containing regimen used in the control arm.

“We will continue to move forward aggressively with the clinical development of PB272 during 2014,” noted Mr. Auerbach. “We expect to (i) complete the ongoing Phase II clinical trial of PB272 in combination with temsirolimus in fourth-line HER2-positive metastatic breast cancer, which we anticipate reporting additional data in the second half of 2014; (ii) initiate a Phase III trial of the combination of PB272 plus temsirolimus in the second half of 2014; (iii) complete the ongoing Phase II trial of PB272 in patients with HER2-positive metastatic breast cancer that has metastasized to the brain, with the potential to report data in 2014; (iv) complete our ongoing Phase II trial of PB272 as a neoadjuvant treatment for patients with HER2-positive breast cancer (NSABP FB-7), which we expect to report data from in the first half of 2014; (v) present the full results of the data from the I-SPY2 neoadjuvant trial in 2014; (vi) report data from our Phase II trial of PB272 in patients with HER2-mutated non-small cell lung cancer in 2014; (vii) continue our Phase II trial of PB272 in HER2-negative breast cancer patients who have a HER2 mutation, which we also have the potential to report initial data from in 2014; (viii) continue our Phase II basket trial of PB272 in patients with solid tumors with an activating HER2 mutation, which we also have the potential to report initial data from in 2014; (ix) complete our ongoing Phase II randomized trial of PB272 as a first-line treatment for HER2-positive metastatic breast cancer, which we expect to report data from in the first half of 2014; and (x) complete our Phase III trial of PB272 as an adjuvant treatment for HER2-positive breast cancer, which we expect to report data from in the first half of 2014.”

Operating Expenses

Based on GAAP, operating expenses were $16.0 million for the fourth quarter of 2013, compared to $22.0 million for the fourth quarter of 2012. Operating expenses for the full year 2013 were $54.8 million, compared to $74.4 million for the full year 2012.

Adjusted operating expenses were $13.3 million for the fourth quarter of 2013, compared to $6.7 million in the fourth quarter of 2012. Adjusted operating expenses exclude stock-based compensation expenses and licensor legacy clinical trial costs. Adjusted operating expenses for the full year 2013, were $47.0 million, compared to $16.9 million for the full year 2012. For a reconciliation of adjusted operating expenses to reported operating expenses, please see the financial tables at the end of this news release.

General and Administrative Expenses:

Based on GAAP, general and administrative expenses were $3.0 million in the fourth quarter of 2013, compared to $13.8 million in the fourth quarter of 2012. General and administrative expenses for the year ended 2013 were $9.8 million, compared to $24.8 million for the full year 2012.

Adjusted general and administrative expenses were $2.0 million for the fourth quarter of 2013, compared to $1.6 million in the fourth quarter of 2012. Adjusted general and administrative expenses for the full year 2013 were $7.5 million, compared to $6.1 million for the full year 2012.

Research and Development Expenses:

Based on GAAP, research and development expenses were $13.0 million in the fourth quarter of 2013, compared to $8.2 million in the fourth quarter of 2012. Research and development expenses for the full year 2013, were $45.0 million, compared to $49.6 million for the full year 2012.

Adjusted research and development expenses were $11.3 million in the fourth quarter of 2013, compared to $5.1 million in the fourth quarter of 2012. The increase in adjusted research and development expenses from the fourth quarter of 2012 was driven primarily by costs associated with the initiation of Puma-sponsored clinical trials and the testing and validation of the active pharmaceutical ingredient of our lead drug candidate. Adjusted research and development expenses for the full year 2013 were $39.5 million, compared to $10.8 million for the full year 2012.

About Puma Biotechnology

Puma Biotechnology, Inc. is a development stage biopharmaceutical company that acquires and develops innovative products for the treatment of various forms of cancer. The Company focuses on in-licensing drug candidates that are undergoing or have already completed initial clinical testing for the treatment of cancer and then seeks to further develop those drug candidates for commercial use. The Company is initially focused on the development of PB272 (oral neratinib), a potent irreversible tyrosine kinase inhibitor, for the treatment of patients with HER2-positive breast cancer and patients with non-small cell lung cancer, breast cancer and other solid tumors that have a HER2 mutation.

Further information about Puma Biotechnology can be found at www.pumabiotechnology.com.

Forward-Looking Statements:

This press release contains forward-looking statements, including statements regarding anticipated timing for the commencement and completion of various clinical trials and the announcement of data relative to these trials. All forward-looking statements included in this press release involve risks and uncertainties that could cause the Company’s actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions, and actual outcomes and results could differ materially from these statements due to a number of factors, which include, but are not limited to, the fact that the Company has no product revenue and no products approved for marketing, the Company’s dependence on PB272, which is still under development and may never receive regulatory approval, the challenges associated with conducting and enrolling clinical trials, the risk that the results of clinical trials may not support the Company’s drug candidate claims, even if approved, the risk that physicians and patients may not accept or use the Company’s products, the Company’s reliance on third parties to conduct its clinical trials and to formulate and manufacture its drug candidates, the Company’s dependence on licensed intellectual property, and the other risk factors disclosed in the periodic reports filed by the Company with the Securities and Exchange Commission from time to time, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update these forward-looking statements, except as required by law.

Contacts:

Alan H. Auerbach or Mariann Ohanesian, Puma Biotechnology, Inc., +1 424 248 6500

info@pumabiotechnology.com

ir@pumabiotechnology.com

Andreas Marathovouniotis or David Schull, Russo Partners, +1 212 845 4235

andreas.marathis@russopartnersllc.com

david.schull@russopartnersllc.com

# # # # #

(Financial Tables Follow)

PUMA BIOTECHNOLOGY, INC.

(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,		Period from September 15, 2010 (date of inception) to
	2013	2012	2013	2012	December 31, 2013
Operating expenses:
General and administrative	$3.0	$13.8	$9.8	$24.8	$43.9
Research and development	13.0	8.2	45.0	49.6	95.5

Totals	16.0	22.0	54.8	74.4	139.4

Loss from operations	(16.0)	(22.0)	(54.8)	(74.4)	(139.4)

Other income (expenses):
Interest income	—	0.1	0.2	0.1	0.3
Other income (expense)	—	—	—	—	(0.1)

Totals	—	0.1	0.2	0.1	0.2

Net loss	$(16.0)	$(21.9)	$(54.6)	$(74.3)	$(139.2)

Net loss applicable to common stock	$(16.0)	$(21.9)	$(54.6)	$(74.3)

Net loss per common share—basic and diluted	$(0.56)	$(0.83)	$(1.90)	$(3.42)

Weighted-average common shares outstanding—basic and diluted	28,750,382	26,511,141	28,696,573	21,725,986

PUMA BIOTECHNOLOGY, INC.

(A DEVELOPMENT STAGE COMPANY)

LIQUIDITY AND CAPITAL RESOURCES

(in millions except per share data)

	December 31, 2013	December 31, 2012
Cash and cash equivalents	$43.0	$137.4
Marketable securities	40.9	—
Licensor receivable	9.8	10.6
Working capital	77.1	127.3
Stockholders’ equity	84.0	128.9

	Twelve Months Ended December 31, 2013	Twelve Months Ended December 31, 2012
Cash provided by (used in):
Operating activities	$(55.0)	$(44.0)
Investing activities	(41.5)	(1.2)
Financing activities	2.2	129.2

Increase (decrease) in cash	$(94.3)	$84.0

Reconciliation of GAAP and Non-GAAP Financial Information

(in millions except share and per share data)

	GAAP Measure (Reported) Three Months	Expense adjustments		Non-GAAP Measure (Adjusted)	GAAP Measure (Reported)	Expense adjustments		Non-GAAP Measure (Adjusted)
	Ended December 31, 2013	Stock-based compensation	Licensor legacy clinical trials	Three Months Ended December 31, 2013	Year Ended December 31, 2013	Stock-based compensation	Licensor legacy clinical trials	Year Ended December 31, 2013
2013 Operating expense:
General and administrative	$3.0	$(1.0)	$—	$2.0	$9.8	$(2.3)	$—	$7.5
Research and development	13.0	(2.1)	0.4	11.3	45.0	(5.2)	(0.3)	39.5

Loss from operations	(16.0)	3.1	(0.4)	(13.3)	(54.8)	7.5	0.3	(47.0)
Other income (expense):
Interest income	—	—	—	—	0.2	—	—	0.2
Other expense	—	—	—	—	—	—	—	—

Totals	—	—	—	—	0.2	—	—	0.2

Net loss	$(16.0)	$3.1	$(0.4)	$(13.3)	$(54.6)	$7.5	$0.3	$(46.8)

Net loss applicable to common stock	$(16.0)	$3.1	$(0.4)	$(13.3)	$(54.6)	$7.5	$0.3	$(46.8)

Net loss per common share—basic and diluted	$(0.56)	$0.11	$(0.01)	$(0.46)	$(1.90)	$0.26	$0.01	$(1.63)

Weighted-average common shares outstanding—basic and diluted	28,750,382	28,750,382	28,750,382	28,750,382	28,696,573	28,696,573	28,696,573	28,696,573

	GAAP Measure (Reported) Three Months	Expense adjustments		Non-GAAP Measure (Adjusted)	GAAP Measure (Reported)	Expense adjustments		Non-GAAP Measure (Adjusted)
	Ended December 31, 2012	Stock-based compensation	Licensor legacy clinical trials	Three Months Ended December 31, 2012	Year Ended December 31, 2012	Stock-based compensation	Licensor legacy clinical trials	Year Ended December 31, 2012
2012 Operating expense:
General and administrative	$13.8	$(12.2)	$—	$1.6	$24.8	$(18.7)	$—	$6.1
Research and development	8.2	(0.4)	(2.7)	5.1	49.6	(0.9)	(37.9)	10.8

Loss from operations	(22.0)	12.6	2.7	(6.7)	(74.4)	19.6	37.9	(16.9)
Other income (expense):
Interest income	0.1	—	—	0.1	0.1	—	—	0.1
Other expense	—	—	—	—	—	—	—	—

Totals	0.1	—	—	0.1	0.1	—	—	0.1

Net loss	$(21.9)	$12.6	$2.7	$(6.6)	$(74.3)	$19.6	$37.9	$(16.8)

Net loss applicable to common stock	$(21.9)	$12.6	$2.7	$(6.6)	$(74.3)	$19.6	$37.9	$(16.8)

Net loss per common share—basic and diluted	$(0.83)	$0.48	$0.10	$(0.25)	$(3.42)	$0.90	$1.74	$(0.78)

Weighted-average common shares outstanding—basic and diluted	26,511,141	26,511,141	26,511,141	26,511,141	21,725,986	21,725,986	21,725,986	21,725,986